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Exhibit 3.54

CERTIFICATE OF INCORPORATION

of

SYRIX CORP.
(a Delaware Corporation)

        THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter I, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

        FIRST:    The name of the corporation is:

SYRIX CORP.

        SECOND:    The location of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The total number of shares of stock which the corporation shall have authority to issue is ONE THOUSAND FIVE HUNDRED (1,500), without par value.

        FIFTH:    The name and mailing address of the incorporator is as follows:

    Melinda O'Donnell
    100 Jericho Quadrangle
    Suite 225
    Jericho, New York 11753

        SIXTH:    The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal any By-Laws adopted by the Board of Directors. Unless and except to the extent required by the By-Laws of the Corporation, elections of directors need not be by written ballot.

        SEVENTH:    Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or Investigative, by reason of the fact that he is, or the or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnify fled against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 145 ~f the General Corporation Law of the Stare of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

        EIGHTH:    Any and all right, tub, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto bra period of six (6) years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever,

        NINTH:    Any and all directors of the Corporation shall not be liable to the Corporation or any stockholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

        TENTH:    From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the rime in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

        THE UNDERSIGNED, for the purposes of funning a Corporation under the laws of the State of Delaware, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury. that this Certificate is my act and deed and that the facts herein stated are true, and I have accordingly set my hand hereto this 12th day of April, 2000.

/s/ Melinda O'Donnell
Melinda O'Donnell, Incorporator 100 Jericho Quadrangle Jericho, New York 11753

 CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF

SYRIX CORP

        SYRIX CORP., a corporation organized and existing under The General Corporation Law of the State of Delaware, DOES HEREBY CODIFY

        FIRST:    That at a meeting of the Board of Directors, Ins. of SYRIX CORP, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting~ of the stockholders of the corporation for consideration thereof

        SECOND:    Thai thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article FIRST of the Company's Certificate of Incorporation, so that, as amended said Article shall be and read as follows:

            FIRST:    The name of the corporation is HERLEY-CTI, INC..

            THIRD:    That said AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said SYRIX CORP, has caused this certificate to be signed by MYRON LEVY, its President and ANELLO GAREFINO its Secretary, this 29th Day of March, 2004

SYRIX CORP.
/s/ Myron levy
Myron Levy President
ATTEST:
/s/ Anello Garefino
Anello Garefino, Secretary

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  Exhibit 3.54
CERTIFICATE OF INCORPORATION of SYRIX CORP. (a Delaware Corporation)
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF SYRIX CORP